EXHIBIT 32

CERTIFICATION OF

CHIEF EXECUTIVE OFFICER

AND CHIEF FINANCIAL OFFICER

PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the accompanying quarterly report on Form 10-K/A of Liverpool Group, Inc. for the period ending March 31, 2012, I, Daniel K. Leonard, President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors of Liverpool Group, Inc. hereby certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, to the best of my knowledge and belief, that:

1.	Such annual report of Form 10-K/A for the period ending March 31, 2012, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.

The information contained in such annual report of Form 10-K/A for the year ending March 31, 2012, fairly represents in all material respects, the financial condition and results of operations of Liverpool Group, Inc.

Date: August 29, 2012

LIVERPOOL GROUP, INC.

By: /s/ Daniel K. Leonard
Daniel K. Leonard President, Chief Executive Officer, Chief Financial Officer, Principal Accounting Officer and Chairman of the Board of Directors